Exhibit 32

Certifications of Chief Executive Officer and Chief Financial Officer

Section 1350

In connection with the Report of Material Sciences Corporation (the “Company”) on Form 10-K/A for the fiscal year ended February 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Clifford D. Nastas, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 23, 2006

By:	/S/ CLIFFORD D. NASTAS
Clifford D. Nastas
Chief Executive Officer and Director

In connection with the Report, I, Jeffrey J. Siemers, Executive Vice President, Chief Administrative and Financial Officer and Secretary of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 23, 2006

By:	/s/ JEFFREY J. SIEMERS
Jeffrey J. Siemers
Executive Vice President, Chief Administrative
and Financial Officer and Secretary

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